EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
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 Certified Public Accountants & Consultants                        international



                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated September 25, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 10 to the Registration Statement on Form N1-A, File No. 33-41462 of North Carolina Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".


                                                     \s\ McGladrey & Pullen, LLP
                                                         McGladrey & Pullen, LLP


New York, New York
July 8, 1999